As filed with the Securities and Exchange Commission on December 21, 2007
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Utalk Communications Inc.
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(Exact name of Registrant as specified in its charter)

Nevada ----------------------------------	4899 -----------------------------	98-0530295 ----------------------------
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Mazen Hleiss, President
999 – 3rd Avenue #3800
Seattle, Washington 98104
Tel: (206) 224-4108
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(Address and telephone number of Registrant's principal executive offices)

Mazen Hleiss, President
999 – 3rd Avenue #3800
Seattle, Washington 98104
Tel: (206) 224-4108
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(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 26 East Hawthorne Avenue Valley Stream, NY 11580 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	595,800	$0.10(2)	$59,580	$1.83
Total	595,800	$0.10(2)	$59,580	$1.83

(1)	Represents at least a minimum of 437,900 and up to a maximum of 595,800 shares of common stock, par value $0.001 per share, to be offered and sold by the registrant.

(2)
There is no current market for the securities.  Although the Registrant’s common stock has a par value of $0.001, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.10 per share.  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

Utalk Communications Inc.

At Least a Minimum of 437,900 and Up to a Maximum of 595,800
Shares of Common Stock

This prospectus relates to the offering and sale by Utalk Communications Inc. of a minimum of 437,900 and up to a maximum of 595,800 shares of the Company’s common stock, par value $0.001 per share, at $0.10 per share.  The shares will be offered and sold on a “best efforts all or none basis” as to the first 437,900 shares and "on a best efforts basis" as to the remaining 157,900 shares. The shares will be sold by our sole director and officer on our behalf who will not be paid any commissions for the sale of such shares, and no underwriters or broker-dealers will be involved in such offering.  We will pay all expenses incurred in this offering. The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus.  It will terminate 180 calendar days after such effective date, but such termination date may be extended for up to an additional 90 calendar days in our sole discretion.  We reserve the right to terminate the offering at an earlier date, in our sole discretion, even if no shares are sold.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account or arrangement. Funds received by us for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by us and under our control and be immediately available for our use once 437,900 shares are sold. If a minimum of 437,900 shares are not sold prior to the termination of the offering, all funds remitted to us as payment for shares subscribed for in the offering will be promptly returned to the subscribers thereof without interest or deduction of any kind.  If 437,900 shares are sold prior to the termination of the offering, all funds received by us will be retained by us for our use and will not be refunded.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Company may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

Table of Contents

Page

Prospectus Summary	7
Forward Looking Statements	7
Risk Factors	9
Risk Factors Relating to Our Company	9
Risk Factors Relating to Our Common Shares	15
The Offering	17
Use of Proceeds	17
Determination of Offering Price	20
Dilution	20
Description of Business	21
Management’s Discussion and Analysis or Plan of Operations	32
Legal Proceedings	37
Directors, Executive Officers, Promoters, and Control Persons	37
Executive Compensation	38
Security Ownership of Certain Beneficial Owners and Management	39
Certain Relationships and Related Transactions	40
Expenses of Issuance and Distribution	40
Plan of Distribution	40
Dividend Policy	44
Share Capital	45
Legal Matters	45
Experts	46
Interest of Named Experts and Counsel	46
Indemnification for Securities Act Liabilities	46
Changes in and Disagreements with Accountants	47
Where You Can Find More Information	46
Financial Statements	47
Information not Required in Prospectus	54
Signatures	57

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Utalk Communications Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Utalk Communications Inc was incorporated under the laws of the State of Nevada on January 30, 2007.  We intend to engage in the development and marketing of call-back services. A call-back service enables a user to call a telephone number and disconnect. The system will then call the person and provide the user with a dial-tone to place a call. The purpose of this service is to enable customers to realize a cost savings when there is a substantial variance in rates between outgoing and incoming calls.

We are a development stage company.  We have not generated any revenue to date and our operations have been limited to organizational, start-up, and fund raising activities.  We currently have no employees other than our sole officer, who is also our sole director.   This offering will provide us with the funds needed to develop an infrastructure platform to commence our business plan.

Our current principal executive office is located at 999 – 3rd Avenue #3800, Seattle, Washington 98104. Our telephone number is (206) 224-4108. However, on December 12, 2007, we signed an agreement with Regus Group, LLC and, on January 1, 2008, will relocate our office to Seaford Fifth Avenue Plaza, 800 5th Avenue, Suite 4100, Seattle, WA 98104. Our telephone number will remain the same. We do not currently have a website.

The Offering

Securities offered:	At least a minimum of 437,900 and up to a maximum of 595,800 shares of common stock.

Offering price:	$0.10 per share until a market develops and thereafter at market prices or prices negotiated in private transactions.

Shares outstanding prior to offering:	4,000,000

Shares outstanding after offering:
4,437,900, if the minimum of 437,900 shares of common stock is sold in this offering; or
4,595,800, if the maximum of 595,800 shares of common stock is sold in this offering.

Our sole officer and director currently holds 100% of our shares, and, as a result, will exercise control over our direction. After the offering, our sole officer and director will hold approximately 87% if we are successful at selling the maximum amount of shares offered.

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 595,800 shares of common stock being offered or 180 calendar days. The termination date of the offering may be extended, in our discretion, for up to an additional 90 calendar days.

If we are successful at selling the maximum of 595,800 shares of common stock we are offering, our proceeds from this offering will be $59,580.  We intend to use these proceeds for the purchase of equipment, advertising, professional fees, and various other expenses.  See the section below entitled “Use of Proceeds.”

Summary Financial Information

As of September 30, 2007

Statement of Operations Data:
Revenue	$-
Net loss	(10,988)
Net loss per share	0.00
Balance Sheet Data:
Total Assets	9,028
Total Current Liabilities	16
Total Long Term Obligations	$-
Total Stockholders' Equity (deficit)	(9,012)

RISK FACTORS

Investing in us entails a high degree of risk. Factors that could cause or contribute to differences in our actual results include those discussed in the following section. You should consider carefully the following risk factors, together with all of the other information included in this prospectus. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of our common stock, which could result in the loss of all or part of your investment.

Risk Factors Relating to Our Company

1.     We are a development stage company and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We were established on January 30, 2007 and have no operating history.  We are in the development stage and are subject to all of the risks inherent in the establishment of a new business enterprise.  We have had no revenue to date.  Our operations to date have been focused on organizational, start-up, preliminary market research, and fund raising activities. As a development stage company, the Company is a highly speculative venture involving significant financial risk.  It is uncertain as to when we will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business plan. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business.

2.    We expect losses in the future and as a result, we may not be able to continue operations. Unless we are able to generate revenues and make a profit, our stockholders may lose their entire investment in us.

We expect to incur losses over the next twelve months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our of our call-back service. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations and as a result our stockholders may lose their entire investment in us.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.    If our business strategy is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, we incurred a net loss of $10,988 for the period January 30, 2007 (inception) to September 30, 2007. This factor raises substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for this period.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4.   We will not be able to generate revenue unless and until we successfully develop our call-back system.

The Company expects to incur operating losses over the next twelve months because we have no plan to generate revenue unless and until we are successful in developing our call-back system. We anticipate relying upon third parties to develop such call-back system. We cannot guarantee that we will ever be successful in developing the call-back system or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

5.   We are heavily dependent upon Mr. Mazen Hleiss, our sole officer and director.  The loss of Mr. Hleiss, or the inability to contract with qualified third parties, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of Mazen Hleiss, our sole officer, whose knowledge, leadership and experience would be difficult to replace.  We do not maintain any key person insurance on our officer. If we were to lose his services, our ability to execute our business plan would be harmed, and we may be forced to cease operations until such time as we can hire suitable replacements. As we anticipate relying upon third-parties to develop our call-back system, if we are unable to contract with such qualified third-parties we will not be able to develop our system. As such, we will not be able to generate revenues or continue operations.

6.   Since our sole officer and director works for other companies, his other activities could slow down our operations and we may not be able to successfully effectuate our business plan.

Mazen Hleiss, our sole officer does not work exclusively for us and does not devote all of his time to our operations.  Therefore, it is possible that a conflict of interest with regard to his time may arise based upon his employment with other companies.  His other activities may prevent him from devoting his full-time to our operations which could slow our operations and consequently may reduce our financial results.  It is expected that Mr. Hleiss will only be available to the Company on a part-time basis and may devote approximately twenty hours per week to our operations on an ongoing basis.  Mr. Hleiss has other part-time employment obligations which do not preclude him from devoting up to 20 hours per week to Company business. If our sole officer and director does not devote sufficient time towards our business, we may never be able to effectuate our business plan.

7.    We expect to rely heavily on resellers and distributors of our call-back system in order to generate revenues. If we fail to contract with resellers and distributors, we may not be able to generate sufficient revenues to continue operations. As a result, our stockholders may lose their entire investment in us.

Our Company expects to rely heavily on a network of resellers and distributors of our call-back system and services as a primary source of revenues. We have no contracts or agreements with any resellers or distributors to resell our call-back services. We cannot provide any assurances that we will be able to successfully contract with any such resellers and distributors. If we fail to do so, we may not be able to generate sufficient revenues to continue operations. Accordingly, our stockholders may lose their entire investment in us.

8.   If we are unable to obtain additional funding in the future, our business operations will be harmed. Even if we do obtain additional financing, our then existing shareholders may suffer substantial dilution.

We expect that the net proceeds of the offering to which this prospectus relates, even if only the minimum number of shares are sold, will be sufficient to fund the operating expenses associated with the development of our call-back system and our proposed marketing and distribution program for the next twelve months. If our expenses over the next twelve months exceed our budgeted expenses, we may need to raise additional funds to pay for such additional expenses. Such additional funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support our operations and to otherwise implement the Company’s overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

9.   We may not be able to compete with current and potential competitors, some of whom have greater resources and experience than we do.

The call-back services market in which we operate is subject to rapid technological changes. We may not have the resources to compete with our existing competitors or with any new competitors. Our competitors have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to develop customers for our products and services.

10.   Our lack of business diversification could have a negative impact on our financial performance if we do not generate revenue from our products or such revenues decrease.

We expect that our business will consist solely of the development of a call-back system and sale of call-back services. We currently have no other planned lines of business or other sources of revenue. Our lack of business diversification could cause us to be unable to generate revenues since we do not have any other lines of business or alternative revenue sources other than the sale of our all-back platform and service.

11.   If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting, beginning with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2008. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

12.   Because we do not have an audit or compensation committee, shareholders will have to rely on our sole director, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by, Mazen Hleiss, our sole director and officer.  Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

13.  Our principal stockholder, who is also our sole officer and director, owns a controlling interest in our voting stock. Therefore, investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Mazen Hleiss, our sole officer and director beneficially owns 100% of our outstanding common stock. Assuming all shares in this offering are sold, Mr. Hleiss will own 87% of our outstanding common stock. As a result, Mr. Hleiss will have the ability to control substantially all matters submitted to our stockholders for approval including:

•      election of  our  board  of  directors;
•      removal of  any  of  our  directors;
•      amendment of  our  Articles of Incorporation  or  bylaws;  and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, our director and executive officer will be able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

14.    We will rely on a Voice over Internet Protocol (“VoIP”) provider for our telephone connections; any delay, interruption or financial difficulties by our VoIP provider would result in delayed or reduced rate of service to our future customers and may harm our business.

We anticipate relying upon a third-party VoIP services provider to provide telephone connectivity for our call-back services. We do not have any contracts or agreements with any such VoIP provider. We do not anticipate having any control over the operations of our VoIP provider, and as result, any delay, interruption or financial difficulties by such provider would result in delayed, interrupted or reduced rates of service to our future customers which may harm our business.

15.   Changes in the exchange rates between the United States dollar and foreign currencies may be volatile and may negatively impact our costs which could adversely affect our operating results.

When operating in foreign countries, such as Canada, we expect to incur a certain amount of our expenses from our operations in foreign currency and translate these amounts into United States dollars for purposes of reporting operating results. As a result, fluctuations in foreign currency exchange rates may adversely affect our expenses and results of operations, as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. In addition, we anticipate holding foreign currency balances, which will create foreign exchange gains or losses, depending upon the relative values of the foreign currency at the beginning and end of the reporting period, which may affect our net income and earnings per share. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

16.   Future legislation or regulation of the internet and/or internet commerce services, could restrict our business, prevent us from offering service or increase our cost of doing business, which could result in a loss of revenue.

At present there are few laws, regulations, or rulings that specifically address access to or commerce on the internet. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the Internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or  settlement  charges,  imposing  taxes  related to internet  commerce, imposing   tariffs  or   regulations   based  on  encryption   concerns  or  the characteristics and quality of products and services.  Any such regulation could restrict our business or increase our cost of doing business and consequently a loss of future revenue.

Risks Relating To Our Common Shares

17.   We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, of which 4,000,000 shares are issued and outstanding.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

18.   Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

19. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the NASD Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

20. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

THE OFFERING

This prospectus relates to the offering and sale by our Company of at least an aggregate of 437,900, and up to an aggregate of 595,800 shares of the Company’s common stock. The shares will be offered on a “best efforts all or none basis” as to the first 437,900, shares and on a “best efforts basis” as to the remaining 157,900 shares. The shares will be sold by our sole director and officer on our behalf, and no underwriters or broker-dealers will be involved in such offering. Our sole director and officer will not receive any compensation, directly or indirectly, in connection with the offer and sale of the shares offered under this prospectus. We will pay all expenses incurred in this offering. The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus.  It will terminate 180 calendar days after such effective date, but such termination date may be extended for up to an additional 90 calendar days in our discretion.  We reserve the right to terminate the offering at an earlier date, in our sole discretion, even if no shares are sold.

USE OF PROCEEDS

We will receive proceeds from the sale of the shares of common stock being offered by our Company. The table below and the discussion which follows sets forth the use of proceeds depending upon whether a minimum of 437,900 shares, 516,850 shares, or the maximum of 595,800 shares of common stock are sold.

	Minimum 437,900 shares are sold	516,850 shares are sold	Maximum 595,800 shares are sold
Servers	$2,000.00	$2,750.00	$3,500.00
Server hosting	$2,400.00	$2,400.00	$2,400.00
Voice over IP Connectivity	$1,200.00	$2,350.00	$3,500.00
Software Development and Customization	$12,500.00	$14,100.00	$14,100.00
Telephone	$1,200.00	$1,400.00	$1,600.00
Web hosting	$240.00	$360.00	$480.00
Corporate and marketing collateral	$2,600.00	$3,000.00	$3,000.00
Advertising	$2,500.00	$5,820.00	$9,500.00

Sales Assistant	$2,800.00	$2,800.00	$2,800.00
Office Equipment	$820.00	$950.00	$1,500.00
Office Rental	$2,280.00	$2,280.00	$2,280.00
Office Supplies	$950.00	$1,075.00	$2,200.00
Misc. Expenditure	$800.00	$900.00	$1,220.00
Transfer Agent	$2,500.00	$2,500.00	$2,500.00
Accountant, Auditor and Legal	$9,000.00	$9,000.00	$9,000.00
Total	$43,790.00	$51,685.00	$59,580.00

If the minimum offering is sold: We will still be able to execute our business plan. However, we will have less money to spend on advertising, and our software will have less functionality.

If 516,850 shares are sold: We intend to use the additional proceeds to develop additional functionality for our call-back software as well as purchase more reliable and powerful computer servers. We will also spend more money on advertising which will result in more customers and hence higher Voice over IP Connectivity Cost.

If the maximum offering is sold: We will be able to spend more money on advertising, which may attract a higher number of customers, which would result in more Voice over IP Connectivity cost. We would also invest in more powerful computer servers to be able to handle the additional number of customers. We believe that this sum will enable us to most effectively execute on our business plan.

Servers: We anticipate purchasing two computer servers to host the Call-back software and associated elements. Depending on the sum raised, we will purchase more powerful servers - the more powerful servers being more expensive.

Server hosting: The above-mentioned servers will be hosted in a data center. Typically, a monthly fee of $100 per server is charged. We have budgeted $2,400 for the full first year.

Voice over IP Connectivity: Refers to the cost of the connecting our service to a VoIP provider that will provide us with both local and long distance connectivity. It is expected that until we have established our customer base, this cost will be minimal.

Software Development and Customization: This is the fee paid to the software consultant for the development and customization of the call-back solution.

Telephone: This refers to internal telephone cost such as a phone and fax lines for the Company as well as long distance.

Web hosting: We anticipate that we will host our corporate web site and email with an external web hosting provider.

Corporate and Marketing Collateral: These include the design of a logo, web site, stationary and brochures, as well as the printing of a limited amount of stationary and brochures.

Advertising: Our advertising will be targeted toward web sites that attract resellers of our product. We also intend to advertise on Google’s website (www.google.com) using its Adwords program. AdWords is Google's flagship advertising product which displays advertising when the user of the Google search engine searches for specific terms. Using this product, we are able to define which terms we want our advertising to show for, how much money to spend every time a user clicks on our advertising (referred to as “Cost per Click” or “CPC”), the total daily budget and the geographical area of the user.

Office Rental: We have rented office space in Seattle, Washington for a monthly fee of $190.

Office equipment: We anticipate that will need to purchase a file cabinet and a laptop computer with Microsoft Windows and Office (Professional Edition) software.

Office supplies: This refers to general office supplies including, but not limited to, printer cartridges, envelopes, stamps, scissors, staples, etc.

Misc. Expenditures: This refers to miscellaneous items that have not been accounted for or that is difficult to predict such as bank fees, entertainment, software, etc.

Transfer Agent: While we do not currently have any agreement with a Transfer Agent, this charge refers to any fees associated with retaining a Transfer Agent.

Legal and Accounting: We will be incurring accounting, auditing and legal fees associated with being a public company.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations due to the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  As we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination of the Board of Directors of the price at which it was believed investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of operating history.

DILUTION

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets in the Company from its total assets. Dilution arises mainly from the arbitrary decision by the Company as to the offering price per share of the shares offered hereunder. Dilution of the value of the shares purchased by the investors in this offering will also be due to the lower book value of the shares presently outstanding.

As of September 30, 2007, our net tangible book value was $9,028.  Such number was calculated by subtracting the total liabilities, excluding contingent liabilities, less any immediate expenses from the total assets, excluding intangible assets.

If all 595,800 shares offered in the offering are sold (but without taking into account any change in such net tangible book value after completion of this offering, other than that resulting from the sale of the shares offered hereby) the net tangible book value of the 4,595,800 shares to be outstanding will increase by the net proceeds of $59,580 to $67,739 or approximately $0.01 per share. Accordingly, the net tangible book value of the shares held by the existing stockholders of the Company (i.e., 4,000,000 shares) will increase by approximately $0.01 per share without any additional investment on their part, and the purchasers of the shares offered hereby will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $0.10 per share) of approximately $0.09 per share or 90%.  The purchasers of the shares offered hereby will own approximately 13% of the total number of shares then outstanding, for which they will have made cash investment of $59,580, at $0.10 per share. The existing stockholder of the Company will own approximately 87% of the total number of shares then outstanding, for which they have made cash investments of $20,000 or approximately $0.005 per share.

If the minimum of 437,900 shares offered hereby are sold, but without taking into account any change in such net tangible book value after completion of this offering, other than that resulting from the sale of the shares offered hereby, the net tangible book value of the 4,437,900 shares to be outstanding will increase by the net proceeds of $43,790 to $52,802 or approximately $0.01 per share. Accordingly, the net tangible book value of the shares held by the existing stockholders of the Company (i.e. 4,000,000 shares) will increase by approximately $0.01 per share without any additional investment on their part, and the purchasers of the shares offered hereby will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $0.10 per share) of approximately $0.09 per share or 90%.  The purchasers of the shares offered hereby will own approximately 10% of the total number of shares then outstanding, for which they will have made cash investments of $43,790, at $0.10 per share. The existing stockholders of the Company will own approximately 90% of the total number of shares then outstanding, for which they have made an investment of cash of $20,000, or approximately $0.005 per share.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on January 30, 2007, and are a development stage company.  From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities.  We currently have no employees other than our sole officer, who is also our sole director.

Our principal executive offices are currently located at 999 – 3rd Avenue #3800, Seattle, Washington 98104. Our telephone number is (206) 224-4108. However, on December 12, 2007, we signed an agreement with Regus Group, LLC and, on January 1, 2008, will relocate our office to Seaford Fifth Avenue Plaza, 800 5th Avenue, Suite 4100, Seattle, WA 98104. Our telephone number will remain the same.

We intend to engage in the development and marketing of call-back services using a call-back platform. Generally, our anticipated call-back service will enable a customer to call a designated telephone number and disconnect. The system will automatically identify the caller as a customer, call the user back and provide the customer with a dial-tone to place an outbound call. In doing so, our service will enable our customers to realize cost savings when there is a substantial differential between the cost of placing and receiving calls.

As an example of how our call-back services may be utilized, some cellular providers allow their customers to receive many minutes for free (some offer unlimited free incoming minutes) but allow only a limited number of outgoing minutes for free and charge a substantial amount for minutes exceeding the number of free minutes. If such customer also subscribes to our service, they will be able to initiate a call from our system to their phone which will appear as an incoming call rather than an outbound one, potentially providing the customer with cost savings.

A sample call flow would occur as follows: A customer dials a telephone number that is owned by us which automatically forwards the call to our call-back switch. The customer hangs up after three rings. Our system does not answer the call (so that the customer is not charged for a call by their phone company) but rather detects the customer’s phone number. The system automatically checks our customer database and identifies whether the phone number belongs to a customer. If the answer is no, then the system takes no action. If the caller is a customer and has sufficient funds on balance with us, our system will place a call to the customer (we intend that such call will be through a Voice over IP company) and prompts the customer to enter the number they would like to call. The customer enters the destination number and our system will send the call to the VoIP carrier’s network. Our system will then track the duration and cost of the call and deduct the appropriate funds from the customer account. If the balance reaches zero, customers will receive a voice prompt notifying them that their funds are running low and the call will be terminated.

The callback system is a software program that resides on a computer server that is connected to the public Internet. It will be connected with a VoIP provider across the Internet (if our system is not located in the same facility as the VoIP service provider) or directly to their equipment (if we are located in the same facility). The VoIP company will provide us with phone numbers that customers can call to initiate a call back. They will also provide us with the ability to place calls in North America and internationally.

The callback system will also have a database of all of our customers and their particular information such as name, email, address, phone numbers, account balance and call history. The system will also have telephony software that is able to receive calls, initiate calls, play prompts (messages) and connect to outside parties during a call.

We have not yet developed our call-back system.  As discussed below, our initial focus will be to engage in the development of our call-back system.  This is described below in our “Products and Services” section. Management intends to outsource the development of this product offshore to reduce costs.  However, the intellectual property rights over our software will be retained by the Company. We except that this will be completed within approximately eight months following the termination of this offering, after which we intend to begin marketing our services. All our services will be based on a pre-paid model where a customer must pre-pay for services. We will be marketing our services primarily through a network of regional resellers and distributors in Canada. We also plan to hire a sales/support assistant in approximately eleven months from development of our service to help our executive officer provide support to our end-users and resellers.

Industry Background

There are instances when a phone call placed in one direction is considerably cheaper than a phone call placed in the opposite direction. For example, if a person in one region places a call to someone in a different region, the cost may be several times lower than if the call originated from the opposite location. This difference provides an opportunity to offer what is referred to as a call-back service. Call-back services have been used in the international long distance market to bypass expensive long distance charges in certain countries (such as the Philippines, Lebanon, United Arab Emirates, and numerous others). A more recent development is the use of call-back services in conjunction with cellular phone plans. This allow customers to take advantage of the proliferation of unlimited incoming cellular plans in certain countries, such as Canada, and use call-back systems to initiate free or low cost outgoing calls.  We plan to focus on the provision of call-back services for cellular phones. We anticipate that our initial focus will be directed to the Canadian market.

Call-back services:

A call-back system enables a user to call in a number and hang up. The system will then call the person and provide him (or her) with a dial-tone to place a call.

Some cellular companies offer plans where the customer receives an unlimited or a large quantity of incoming minutes for free, while only is able to make a limited numbers of free outgoing minutes. After customers exhaust the free outgoing minutes, they are charged a high rate per minute, depending on the carrier and whether a call is placed locally or long distance in the USA and Canada. A call-back system allows the customer to initiate a call-back from our system. This makes it an incoming call for the customer and therefore, free.

The Market

Cellular market:

The cellular market is immensely large worldwide with 2.5 billion cellular connections as of September 2006 (GSM Association and Ovum – a market research company as quoted by IDG News Service on September 7, 2006). Cellular connections do not represent the number of cellular users, since many subscribers have more than one cellular connection. In addition, these figures include prepaid accounts that may no longer be active. EtForcast, another market research company, provides similar figures at just over 2 billion subscribers in 2005 (http://www.etforecasts.com/). EtForcast figures refer to cellular subscribers rather than cellular connections.

It is impossible to verify the number of subscriptions to specific plans as cellular companies do not disclose this information and provide only total numbers of subscribers. “Unlimited” (or a very large number of) incoming minute plans are popular with plans being offered by nearly every major cellular service provider.
We intend to pursue the Canadian cellular market through a series of regional distributors and resellers. We do not plan on allocating any resources at this point to penetrate the U.S. market and will instead focus exclusively on the Canadian market.

Our Products and Services

We have reviewed available call-back solutions currently in the market in order to determine how best to develop, deploy and offer our services, and have narrowed our options to two solutions:
•	The first is to purchase licenses for a commercial call-back package such as that offered by VoipSwitch (www.VoipSwitch.com).
•
The second is to use an open source product such as Asterisk2billing  (www.asterisk2billing.org). The software includes call-back functionality. However, it will require a significant level of customization (See below under Product Development) and does not include a multi-level reseller module.

We decided that the second option presents the best and most cost effect opportunity for the Company to develop our service for the following reasons:

•	We will have license-free software to deploy on as many servers as we need, whereas choosing the first option will force us to buy software licenses for every server we deploy.
•	We have the ability to customize the second product and continuously introduce new products.
•
Asterisk2billing runs over the Linux operating system while VoipSwitch runs over the Microsoft Windows operating system.  Our management belives that Windows systems are more expensive and require more powerful, and therefore more expensive, servers as compare to the Linux operating system. As of April 4, 2007, a single CPU license for Microsoft Server 2003 (Datacenter Server Edition) costs $2,999. Linux operating systems are free.

What is Asterisk2Billing?

Asterisk2Billing is an open source project (available for download and use for free) with a web site at www.asterisk2billing.org. Asterisk2billing is a fully featured calling card platform running on an Asterisk server (Asterisk is an open source free telephone software available at www.asterisk.org) providing a complete solution for both prepaid (a customer must pre-pay for service which means that they must have a positive balance in their account to place a call) and post-paid (a customer typically pays for services at the end of the month) calling card services. Its main disadvantage is that it does not have a multiple reseller module.

We will be making substantial modifications and additions to the software to meet our needs as described in our Platform Development section below.

Utalk’s Call-Back Packages:

We anticipate that our pricing packages will be either flat-fee, usage-based, or a combination of the two:

•           Flat-fee packages: A user is charged a flat monthly fee for the service. We anticipate offering several local and national packages.

•	Usage-based package: A user is charged by the minute based upon a specified rate.

•
Hybrid Packages: Hybrid packages combine the above two options. A customer may have a local or national package which makes his calls to these areas free. However, he is charged by the minute based upon a specified rate for calls outside the free calling area of his plan.

All packages will be pre-paid, meaning that a customer must pre-pay for all of the services used on our web site. All payments will be converted received on our web site by Paypal (our payment processor) into US funds at the prevailing rate which will in turn be deposited in our US bank account.

Utalk’s Call-Back Platform Development:

We must customize the Asterisk2billing software in order to meet our needs. Our software development will be primarily conducted by outside contractors supervised closely by our sole officer and director. The development of our product will commence as soon as the minimum funding has been secured. Our development tasks and the approximate durations of these tasks are described below:

•
Selection of Software Development Contractor: Mr. Hleiss will lead the selection of one or more contractors in order to install and modify the software to fit our needs. Mr. Hleiss will develop a request for quotations that will be sent to several contractors. The selection will be based on price, experience and track record. We expect the selection process to take 1 month following the offering.

•
Specifications and high-level design: We expect that we will complete specifications for the product and finish high-level design 2 months after the selection of a software contractor. This will include the development of specifications for new software elements (referred to as modules) to be developed and those to be modified. This will be an interactive process between our management and the software contractor.

•
Development Infrastructure deployment: This will include the purchase of two servers. One server will be used for development while the other one is used for the deployment of the product.  The installation of the operating system, Asterisk software and the Asterisk2 billing software is believed to take two weeks. This task will be performed by the software contractor.

Reseller Portals: We will be designing a reseller portal (a portal is a web site where resellers can track their sales, customers and balances) which does not currently exist in Asterisk2Billing. We will be supporting up to 3 levels of resellers. Our software will also support affiliates. Affiliates are those who simply refer customers to our service. These can be individuals, web sites or companies who do not want to directly sell the service.

Rather, affiliates simply refer customers to a reseller and the affiliate earns a commission from reseller. Resellers can build their own affiliate program and use our software to track sales and to compensate affiliates accordingly.

Administrative Portal: The system shall have an administrative portal. While there exists currently an administrative portal in Asterisk2billing, it does not have any tools to manage resellers. Therefore, we will modify the administrative portal in order add support for reseller administration. We expect that this task will take one month to complete.

Customer Portal or web page: We will be modifying the existing customer portal to make it more aesthetically appealing to our customers and to increase its utility and functionality. We will also enable the customer to add funds to their account from the customer portal using credit card or through Paypal. We have chosen Paypal (http://www.paypal.com) to act as our credit card merchant. Paypal is a financial company that accepts and clears all customer credit card payments on behalf of participating merchants, such as our Company.

There are no short or long term contracts or obligations associated with the use of PayPal. Each reseller wishing to accept credit card or Paypal payment must establish a Paypal merchant account. We expect that the customer portal will take 30 days to finish.

We intend to deploy a trial system in approximately eight months and will subsequently conduct a trial period lasting one month. We expect that it will take 1-2 months to remedy any issue arising out of this trial.

Utalk’s Call-Back Platform Deployment:

The production system will consist of a high-end server. We will also have a lower end server to serve as a backup in case of failure in the primary server.

The system will be located in a data center. A data center is a facility used to house mission critical computer systems and associated components. The data center will include environmental controls (air conditioning, fire suppression, etc.), redundant/backup power supplies, redundant data communications connections and high security.

In order for our system to be able to place and receive calls, it is necessary to connect to phone service providers. We will avoid the larger carriers since they generally impose large monthly fees and minimum revenue commitments. There are many VoIP companies on the market that supply VoIP phone connectivity at a low cost with low commitment levels. Some also provide space, for a fee, in which to house our servers. This will allow us to directly connect to their equipment which will increase reliability and quality of the calls and reduce the Internet traffic cost. We have not entered into any agreements or contracts with any such VoIP companies.

Our selection of the VoIP company will depend on:
•	Price

•	Quality of both national and international connectivity

•	Location of the data center where the VoIP company is located.

Sales and distribution

We anticipate offering our services through distributors and resellers. We do not currently have any agreements or contracts with any distributors or resellers.

Resellers

We expect to be able to support three levels of resellers. We refer to them as Levels I, II and III resellers.

Level I resellers are typically substantial organizations with strong distribution networks (for example a calling card company or a company involved in the resale of long distance services). Level I resellers can opt to have their own brand name (in which case, they may set their own prices) or sell under one of Utalk’s brand names. They will have the ability to add, suspend and manage Level II and III resellers.

Level II resellers typically recruit and manage multiple Level III resellers. They will also have the ability to add, suspend and manage Level III resellers.

Level III resellers are the individuals, stores and web sites that sell directly to the end user. They have the ability to create end user accounts as well as add credit to them.

Exclusive Regional Resellers

We may grant Level I resellers regional exclusivity. In such a case, we will set revenue targets for the reseller as a requirement to maintaining its exclusivity. This target will depend on the market size of the territory. If the reseller fails to meet the revenue target, we will retain the right to revoke the exclusivity. The exclusive reseller will be responsible for recruiting other resellers within the territory. The grant of exclusivity will be based on, in addition to other factors, the following:

-	Strength of organization in the region.
-	Track record in this industry
-	Commitment to spend advertising dollars
-	The size of the region and its market potential.

The territory of the exclusive reseller will depend on the size of the market and the sale volume produced by said reseller.

We believe our strategy of focusing on offering the Company’s services through resellers rather than directly to the end user will allow us to capture a larger market share at a significantly lower cost. If this strategy ultimately proves to be successful, we will have ready access to the potentially large customer bases serviced by resellers.

The advantage for the reseller is immediate access to lucrative services without the need to invest in building and maintaining such systems as well as continuously updating their service offering. It will also enable them to focus on core competencies and up-selling services to their customer base.

Revenue model

Our revenue will be earned from direct and wholesale sales. Direct sales will be revenue from brands that we own. These brands are marketed to the end users directly by Utalk or through a network of resellers. Wholesale sales are revenues earned by enabling other service providers to utilize the Company’s call-back services.

Direct sales:

In this case, the Company will collect revenue from the end users through credit card payment using Paypal. When paying through Paypal, we will reserve a portion of the money for the resellers and affiliates and keep the rest. Our system will automatically calculate the revenue sharing between Utalk and the different levels of resellers. Any such revenue sharing arrangement will be determined based upon prevailing market conditions and will be re-evaluated on a regular basis.

Wholesale:

In this model, a Level I reseller will brand our solution under their name. They will wholesale services at a rate agreed upon with the Company, and then resell them at prices of their choosing. The wholesaler must pre-pay for services and their clients will not be able to place calls if the wholesaler balance with us is negative. The wholesaler is set as a reseller Level I in our system and will be able to have two levels of resellers working for them in addition to affiliates.

Marketing strategy

We plan on using “Cost per Click” (“CPC”) web based advertising to gain traffic to our website. Under this program, we will design our own ads, target locations (ie. countries or regions) and keywords. A “keyword” is another term for “search term”. When someone is searching for information on the internet, they will usually visit a search engine such as Yahoo or Google and type in some words describing what they are looking for. The search engine then returns results based upon the words submitted. Search engines such as Google have their own CPC advertising programs. We will be focusing on Google (Adwords) for primary campaigns. Google is the most popular search engine and we believe it will provide us with the greatest potential amount of traffic exposure.

With CPC advertising, we only pay for actual clicks on the ad, which will then be directed through to our website. CPC-based advertising allows businesses to pay only for the leads they receive. According to www.businessnation.com, over 80% of people start their search through a search engine when they need to find specific information online. In addition, businessnation.com reports that consumers are 5 times more likely to purchase from search listings, 7 times more likely to view search listings and 20 times more likely to click on search listings, when compared to banner.

We believe this is the most cost effective and targeted audience advertising we can obtain with our limited resources. This method will enable us to control our advertising costs with respect to our target market through control over the search terms, titles and description for each listing. Furthermore, we can control the amount to pay for each listing and the maximum amount we wish to spend on a daily basis. It also allows us to pause or alter the advertising. The keywords will focus on search results, which we believe will be most related to our product.

We also plan on selling our product through an Affiliate Marketing Program (“APM”). An APM is a form of profit sharing program that is widely accepted and utilized in internet commerce. We will implement our website based APM program, which will effectively track and account for affiliate activity. Under the APM, we pay other website owners commission for referring customers who make a purchase.  Participating website owners provide links, such as banners, to our products on their own websites.  We are planning to payout commissions of 10-20% of the product purchase price as an incentive to sell our products for each referred customer who uses or services.

Our APM management tools will also be available to our resellers who may choose to develop their own APM program. Our advertising will be largely targeted to recruiting resellers and service providers to adopt and resell our service.

In addition to Google advertising, we intend to advertise on websites such as Linkshare.com, Commissiongroup.com, Affiliateprograms.com, and in periodicals such as Revenue Today magazine (www.revenuetoday.com) - all of which are targeted to affiliate marketing prospects and products. Affiliates will signup directly on our website, or through one of the affiliate marketing sites listed above. We believe the benefits of affiliate marketing far outweigh the commission costs, given our current position as a startup with no revenue. Affiliate marketers provide increased exposure to our product, incur the cost of generating traffic and save us the cost of hiring a sales and marketing force, until we have the resources to do so.

Our business model anticipates the creation of a network of established multi-level reseller partners in our target market areas to reach our potential end users.  We believe we offer reseller partners certain advantages, including:

•	Fast Time to Market - By taking advantage of our existing infrastructure and software solution, a distributor's service can be up and running within days.

•	Operational Freedom - By outsourcing application management to us, resellers can focus on critical resources, revenue generation and business development functions.

•	Customization - Our resellers are able to customize our solution to suit the needs of their end user client base.

•	24/7 Access - Resellers or end users have access to applications via the Internet on a 24/7 basis.

•
Private Label Solution - Our branded solutions offer distributors and agents the ability to build their own branded services in their territory. Our services are designed to be privately labeled and can be customized to meet the reseller's "look and feel" in addition to business processes.

Branding:

Utalk expects to introduce multiple service brands into the market with different price points. While this may dilute the value of the Utalk brand, it is a common practice by calling-cards companies. It may be necessary to create a specific brand for a marketing agency who wants to be exclusively marketing this brand.

Intellectual Property

We do not have any patents or patent-pending applications.  We currently have no plans to seek patent protection, although we do not exclude that this may become a possibility in the future. We will maintain ownership of the software developed and do not intend to release the source code to anyone. Resellers will have rights to use the software to sell our services but will not own the software or have any ownership rights to it. They will also not be allowed to modify the software in any fashion.

Competition

While there are many companies that focus on the international market for call-back services, we intend to focus solely on the delivery of call-back services in Canada. We are aware of only three companies that are focused on cellular phone subscribers in Canada. Notwithstanding, other such companies may in fact exist and it is very likely that they do. One company which we are aware of is Globalive Communications Corp. (http://www.globalive.com), a private company based in Toronto, Canada and offer services through Yak Communications (Canada) Corp. (http://www.yak.com/). Its call-back product is named YakCallback. However, they charge by the minute and do not offer flat fee monthly rates. Another such company is IMC Telecom (http://www.imctelecom.com/) which offers service in cities in Canada such as Montreal,

Ottawa, Toronto, Calgary and Vancouver. The third company, a private company based in Vancouver, Canada, is Packetera Communications Inc. which is in the beta stage of their call-back service. Packetera advertises its service under the “itokk” brand name (http://www.itokk.com/).

We believe that we have the following competitive advantages:

-	We expect to enable other service providers to deliver the same service over our platform but with that service provider’s own branding
-
We will be one of the first companies to focus on the Canadian cellular market We are currently aware of two competitors on the market. The first is Yak.com and they charge over 3.5 cents per minute. We expect to match this rate for usage based plans but will also offer flat monthly plans ($10 for local calling, $15 for national calling and $20 for free calling in Canada and USA). The other competitor, Evoiphone charges $10 for unlimited calling, but limits its service to a few markets.

-	We will have reduced operational costs since we anticipate that such costs can be spread over multiple resellers and other service providers.
-	Our resellers and service providers will be able to focus on marketing and sales, without the need to expend resources on support and operational issues.

Government Regulation

The telecommunications sector in Canada is regulated by the Canadian Radio-television and Telecommunications Commission (CRTC). However, we are not aware of any ruling, prohibition, or restriction on the use of callback services in Canada.

Privacy Regulations

Since we will be collecting confidential information about our customers including personal information (name, address, and telephone numbers), payment information (credit card, bank details, etc.) and phone calling history, we will be enacting measures to ensure the privacy of the customer data. Such measures will include strong encryption of the data and strong access control to the data where only authorized persons are able to do so. We do not intend to share our customer data with anyone except if mandated by a government regulation (e.g., Patriot Act).

As of 2006, Canadian business and private sector organizations are subject to federal or provincial privacy protection legislation governing both customer and, with some exceptions, employee information.

Effective as of January 1, 2001, the Canadian federal government enacted the Personal Information Protection and Electronic Documents Act (PIPEDA). PIPEDA applies to federally-regulated private sector organizations (i.e., organizations in the transportation, communications, broadcasting, federal banking and offshore sectors, as well as in Canada’s three territories), and to other private sector organizations in provinces that have not enacted “substantially similar” legislation. It applies to personal information and health information that is collected, used or disclosed in the course of commercial activity that takes place across the Canadian border, between provinces, and within a Canadian province that has not enacted “substantially similar” legislation.

To date, Alberta and British Columbia have joined Québec in enacting their own private sector privacy legislation.   Each of the Québec, British Columbia and Alberta statutes has been recognized as “substantially similar” by the Canadian federal government. (http://www.osler.com/resources.aspx?id=8686).

Employees

We have no employees other than our sole officer and director, Mazen Hleiss.  As such, Mr. Hleiss has been responsible for all business planning, and operational duties, and will continue to perform these duties throughout the early stages of our growth. During this time, Mr. Hleiss will supervise the development and deployment of our software. However, much of the software development will be outsourced to a private contractor. Mazen will spend a minimum of 20 hours per week on the business of the Company.

We anticipate that within the next eleventh months after the development of our product, we will need to hire a sales and support assistant who will be responsible for answering customer and reseller inquiries and providing basic support.

DESCRIPTION OF PROPERTY

The Company’s office is currently located at 999 – 3rd Avenue #3800, Seattle, Washington 98104. Our telephone number is (206) 224-4108. However, on December 12, 2007, we signed an agreement with Regus Group, LLC and will relocate our office to Seaford Fifth Avenue Plaza, 800 5th Avenue, Suite 4100, Seattle, WA 98104. We currently pay $190 per month for this space. The lease agreement is for a twelve month period commencing August 1, 2007, and is automatically renewed for successive one year periods, unless terminated by either party. We anticipate hiring at least one additional employee who will be working from his home, but believe that this space will be sufficient until we start generating revenues and need to hire additional employees. The December 12, 2007 agreement bears the same terms as our current agreement, however, the lease term begins on January 1, 2008. Our telephone number will remain the same.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" elsewhere in this prospectus.

History

Utalk Communications Inc. was incorporated under the laws of the State of Nevada on January 30, 2007.  We intend to engage in the development and marketing of call-back services.

We are a development stage company.  We have not generated any revenue to date and our operations have been limited to organizational, start-up, and fund raising activities.  We currently have no employees other than our sole officer, who is also our sole director.

Plan of Operation

We have not generated any revenues since our inception.  To date, we have engaged in the following activities:

Our sole officer and director has conducted preliminary market research relating to call-back services, as well as the software to be used in connection with our anticipated service. In addition, we have reserved a domain name, www.utalklive.com, for our Company at a cost of approximately $30 per year. We have also acquired web and email hosting (up to 4 emails) for $240 per year.

During the next twelve months following the termination of our offering, we intend to engage in the following activities:

First Three Months

During the first three months, we plan to:
•	Hire a third-party software contractor to develop our software;
•	Initiate our software development activities
•	Initiate the development of our corporate and marketing collateral

Software Development: We plan to retain the services of a software contractor by the end of the first month.  We will also retain the services of a software specialist with expertise in Asterisk software and have budgeted $2,500 for this task. Asterisk software is specialized and our software developer may not have the necessary skills to work with Asterisk. During the second and third months, we will work with the software contractor on the development of the software specifications and on a high level design. We have not yet purchased any software or entered into any contracts for third-party software development services.

In addition, we expect that will sign an agreement with a VoIP provider for local and long distance connectivity.

Marketing activities: By the end of the first month, we plan to hire a graphic and web design contractor. We expect that the contractor will finish developing our corporate collateral as well as a professionally looking web site. During month 3, we will also proceed with the printing of business cards, letterheads and envelopes.

Miscellaneous activities: During the first month of operation, we will also purchase one phone and one fax line at a cost $60 per month.

Fourth through Sixth Months

During the fourth through the sixth months, we expect to focus on the development of our product. This includes the set-up of the development environment, design of the main database and the customization of the call-back software.

Seventh through Ninth Months

During the seventh through ninth months, we expect to achieve the following:
•	Complete the development of the software
•	Complete the formulation of a marketing and sales strategy
•	Complete the development of our marketing collateral
•	Purchase and configuration of computer servers to deploy our call-back services
•	Initiate sales activities

We expect that our contractor will finish the modification and testing of our product by the end of the eighth month if we raise the minimum amount of funding.

However, if we raise the average amount of funding or greater, we will direct our software developer to modify the software to allow payment by entering credit card information by telephone. This will take an additional two months and will continue into the fourth quarter.

In the ninth month, we will start limited advertising using Google Adwords. The advertising will target resellers and service providers.

Tenth through Twelfth Month

During the tenth through twelfth months, we expect to achieve the following:
•	Launch our advertising campaign to attract resellers
•	Launch our service in Canada
•	Make our service available to resellers
•	If we have enough funding, continue the development of our product

If only the minimum amount is raised, we do not expect to be able to develop additional features to the product. We intend to retain the software contractor on a maintenance contract at a rate of approximately $400 per month.

We will be advertising with Google’s Adwords targeting both resellers and end users. Google advertising will funnel potential end users and resellers to our web site. The users will have the option to subscribe to our service packages and pre-pay for service using Paypal. Interested resellers will be able to fill-out and submit information and contact request form. We will then contact the interested reseller and evaluate their suitability to resell our product. If we raise the maximum level of funding, we intend to allocate more money on advertising with Google.

In the eleventh and twelfth months, we anticipate needing to hire one sale and support assistant that will be responsible for answering customers and reseller queries and provide basic support. We plan to hire this person in a developing country to keep cost down. We have budgeted $1,400 per month for the sales assistant.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Liquidity and Capital Resources

We believe that if we are able to raise even the minimum amount of this offering, $43,790, we will have sufficient proceeds for the next 12 months to proceed with developing our call-back service. However, should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least the minimum amount from our offering we will not have sufficient funds to develop our business. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

Recently issued accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Set forth below is the name, age and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our sole director and executive officer.

Name and Business Address	Age	Position

Mazen Hleiss c/o Utalk Communications Inc. 999 – 3rd Avenue #3800, Seattle, Washington 98104	35	President, Treasurer, Secretary and Director

Mr. Mazen Hleiss has been our sole officer and director since our inception. Since November 1996, Mr. Hleiss has been the general manager and 50% owner of SCIS (Servicing & Consulting for Information Systems), based in Lebanon. Mr. Hleiss received his degree in Electrical and Electronic Engineering (Computer specialization) from Lebanese University in 1993. Since 1994, he has been a member of the Engineering Order in Lebanon.

Mr. Hleiss is not a director in any other reporting companies.  He has not been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which Mr. Hleiss, or any associate of Mr. Hleiss, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Auditors; Code of Ethics; Financial Expert

Malone & Bailey, PC., an independent registered public accounting firm, is our auditor.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. The Board of Directors has not established an audit committee and does not have an audit committee financial expert.  The Board is of the opinion that an audit committee is not necessary since the Company has only one director, and such director has been performing the functions of an audit committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole officer.  Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with our sole director and officer.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on January 30, 2007, we have not paid any compensation to our sole officer and director, Mr. Hleiss, in consideration for his services rendered to our

Company in his capacity as Principal Executive and Financial Officer. We have no employment agreements with Mr. Hleiss.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on January 30, 2007, no stock options or stock appreciation rights were granted to Mr. Hleiss.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on January 30, 2007, our sole director and officer has not held any unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on January 30, 2007, no compensation has been paid to our director in consideration for services rendered in his capacity as director. Our Board of Directors may in the future determine to pay directors’ fees and reimburse directors for expenses related to their activities.

Employment Contracts

There are no employment agreements between the Company and our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 12, 2007, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of December 12, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  The address of the person listed below is c/o Utalk Communications Inc., 999 – 3rd Avenue #3800, Seattle, Washington 98104.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Mazen Hleiss (1)	Common Stock	4,000,000	100%

Directors and Officers as a Group (1 person)	Common Stock	4,000,000	100%

(1)  Mr. Hleiss is our President, Treasurer, Secretary, and sole Director.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that Mazen Hleiss, our sole director currently meets the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 22, 2007, we issued 4,000,000 shares of common stock to Mazen Hleiss, our President, Treasurer, Secretary and Director. The shares were issued in consideration for the payment of a purchase price of $0.005 per share, which amounted in the aggregate to $20,000.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTCBB. We do not yet have a market maker who has agreed to file such application.

We are offering a minimum of 437,900 and up to a maximum of 595,800 shares of our common stock by direct public offering on a "best efforts all or none basis" as to the first 437,900 shares and on a "best efforts basis" as to the remaining 157,900 shares.  The offering price is $0.10 per share.  The shares will be sold on our behalf by our sole officer and director.  Our sole officer and director will not receive any commissions or proceeds from the offering for selling shares on our behalf. No brokers, dealers or finders or agent for commission is involved in this offering. We will pay all expenses incurred in this offering.

The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus.  It will terminate 180 calendar days after such effective date, but such termination date may be extended for up to an additional 90 calendar days in our discretion.  We reserve the right to terminate the offering at an earlier date, in our sole discretion, even if no shares are sold.

In the event that 437,900 shares are not sold within 180 calendar days after the effective date, all money received by us will be promptly returned to you without interest or deduction of any kind. The offering may be discontinued or declared to be completed at any time by us. In the event that an action by a creditor were taken against us, even though we had not reached the minimum sales level of 437,900 shares, such action could delay or even preclude us from refunding your money. If at least 437,900 shares are sold within 180 days, all money received by us will be retained by us and there will be no refund. In the event that less than 437,900 shares were to be sold within 180 days but our Board of Directors were to feel that it were more likely than not that an extension of time would result in achieving the minimum subscription threshold then by majority vote they may extend the offering for 90 calendar days, one time only.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 calendar days (or 270 calendar days if the offering is extended.) Collected funds are deemed to be funds that have been paid through the drawee bank.

There are no other minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.  Funds received by us for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by us and under our control and be immediately available for our use as soon as 437,900 shares are sold.  Such funds will not be placed into escrow, trust or any other similar arrangement.

Because the foregoing account is not an escrow, trust or similar account, and is an account under our control where we have placed your funds, such funds may be attached by our creditors, should we be sued for any reason.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.

If we do not receive the minimum amount of $43,790 within 180 calendar days (or 270 calendar days if the offering is extended) of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period (or 270 day period, if the offering is extended) no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $43,790 within the 180 day period (or 270 day period, if the offering is extended) referred to above. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering, or if there is a change in any significant material terms of the offering or the disclosures therein; such disclosures would be contained in a post-effective amendment to this offering and filing, and you would be contacted and offered the opportunity to receive a refund of funds and cancellation of the share subscription.

As noted above, we will sell the shares in this offering through our sole officer and director.  Our sole officer and director will not receive any commission from the sale of any shares. Our officer and director will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are namely:  (1) The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; (2) The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (3) The person is not at the time of their participation, an associated person of a broker/dealer; and (4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check, money order or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Utalk Communications Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them. We will also reject subscription if the minimum is not met.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this registration statement to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of December 12, 2007, there were 4,000,000 common shares issued and outstanding, which were held by 1 stockholder of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and  will depend on our then current financial condition, results of operations, capital  requirements and other factors deemed relevant by the Board of  Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, of which 4,000,000 shares are issued and outstanding as of December 12, 2007.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Malone & Bailey, PC an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Malone & Bailey, PC is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

FINANCIAL STATEMENTS

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
 Utalk Communications Inc.
 (A Development Stage Company)
 Vancouver BC Canada

We have audited the accompanying balance sheet of Utalk Communications Inc. (a development stage company) as of September 30,2007, and the related statements of expenses, changes in stockholders’ equity and cash flows for the period from January 30, 2007 (Inception) through September 30, 2007. These financial statements are the responsibility of Utalk’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utalk for the period described  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Utalk Communications Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Utalk has no operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 Malone & Bailey, PC
 www.malone-bailey.com
 Houston, Texas

October 30, 2007

Utalk Communications Inc.
(A Development Stage Company)
Balance Sheet

September 30,
2007
ASSETS

Current Assets
Cash	$8,159
Prepaid Expenses	869

Total Assets	$9,028

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	16
$0

Stockholders’ Equity

Common stock, 50,000,000 shares authorized, $0.001 par value
4,000,000 shares issued and outstanding	4,000

Additional paid in capital	16,000

Deficit accumulated during the development stage	(10,988)

Total Stockholders’ Deficit	9,012

Total Liabilities and Stockholders’ Deficit	$9,028

See summary of accounting policies and notes to financial statements.

Utalk Communications Inc.
(A Development Stage Company)
Statement of Expenses

January 30, 2007(Inception)
Through
September 30, 2007

Operating Expenses

Legal and accounting	$10,061
General and administrative	927

Net Loss	$(10,988)

Net Loss Per Common Share – Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	2,649,007

See summary of accounting policies and notes to financial statements

Utalk Communications Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
From January 30, 2007 (Inception) through September 30, 2007

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid In	Exploration
	Shares	Amount	Capital	Stage	Total

Common shares issued for cash on March 22, 2007 @ $0.005 per share	4,000,000	$4,000	$16,000	$–	$20,000

Net loss	–	–	–	(10,988)	(10,988)

Balance at September 30, 2007	4,000,000	$4,000	$16,000	$(10,988)	$(9,012)

See summary of accounting policies and notes to financial statements

Utalk Communications Inc.
(A Development Stage Company)
Statement of Cash Flows

January 30, 2007 (Inception)
Through
September 30,
2007

Cash Flows From Operating Activities

Net loss	$(10,988)

Change in:
Increase in accounts payable	16
Increase in prepaid expenses	(869)
Net Cash Used in Operating Activities	(11,841)

Net Cash Provided by Financing Activities

Proceeds from the sale of common shares	20,000

Net Increase in Cash	8,159

Cash - Beginning of Period	–

Cash - End of Period	$8,159

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$-
Income taxes	$-

See summary of accounting policies and notes to financial statements

Utalk Communications Inc.
 (A Development Stage Company)
 Notes to the Financial Statements

 NOTE 1 - Summary of Significant Accounting Policies

Organization and Business Operation

Utalk Communications Inc. was organized on January 30, 2007 as a Nevada corporation.  Utalk is a development stage company whose purpose is to engage in the development and marketing of telephone services using a call-back platform.  Utalk has elected December 31as its Fiscal Year End.

Basis of Presentation

The accompanying audited financial statements of Utalk have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

Cash and Cash Equivalents

Utalk considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents.

Income Taxes

Utalk recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  Utalk provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and Diluted Net Loss per Share

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share are the same due to the absence of common stock equivalents and Utalk’s net loss incurred for the period presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

Utalk does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

 NOTE 2 - Going Concern

These financial statements have been prepared on a going concern basis.. As at September 30, 2007, Utalk has net working capital of $9,012, has not generated any revenue since inception and has accumulated losses of $10,988.  The continuation of Utalk as a going concern is dependent upon the continued financial support from its shareholders, the ability of Utalk to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding Utalk Communications Inc’s ability to continue as a going concern.

NOTE 3                       - Income Taxes

Utalk uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.   During fiscal 2007, Utalk  incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is $10,988 at September 30, 2007, and will expire in the year 2027.

At September 30, 2007, deferred tax assets consisted of the following:

Deferred tax assets	$1,648
Net Operating Loss	$(1,648)
Less: Valuation Allowance	0

Net deferred tax asset	$0

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of a subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Securities and Exchange
Commission registration fee	$1.83
Legal fees and miscellaneous expenses (1)	$15,000.00
Accounting fees and expenses (1)	$2,500.00
Total (1)	$17,501.83
(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On March 22, 2007, we issued 4,000,000 shares of common stock to Mazen Hleiss, our and Director. The shares were issued in consideration for the payment of a purchase price of $0.005 per share, which amounted in the aggregate to $20,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. Mr. Hleiss was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant*
3.2	Bylaws of Registrant*
4.1	Specimen Common Stock Certificate*
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*
10.1	HQ Agreement, dated July 16, 2007, between Utalk Communications, Inc. and Regus Management Group, LLC*
10.2	Regus Agreement, dated December 12, 2007, between Utalk Communications, Inc. and Regus Management Group, LLC*
10.3	Form of Subscription Agreement*
23.1	Consent of Malone & Bailey, PC*
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(a)(4)

For the purposes of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(C) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled  by controlling precedent, submit to a court of appropriate  jurisdiction the question whether such indemnification by it is against  public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tripoli, North Lebanon, Lebanon, on December 17, 2007.

                UTALK COMMUNICATIONS INC.

                By:           /s/  Mazen Hleiss
                Name:       Mazen Hleiss
                Title:         President, Treasurer, andSecretary
               (Principal Executive, Financial,
               and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

December 17, 2007	/s/ Mazen Hleiss	Mazen Hleiss	President, Treasurer, Secretary and Director